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                                  APPLICATION
                               FIRST EAGLE FUNDS

For application assistance call 1-800-451-3623. To open an IRA account, please request an Individual Retirement Account Application.
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Mail all forms and checks to: First Eagle Funds, P.O. Box 182497, Columbus, Ohio
43218-2497.
Please make check or money order payable to First Eagle Funds.
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1. SHAREHOLDER APPLICATION OR REVISION [ ]Please check the box if this is a revision and see Section 8
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FUND SELECTION
Minimum initial investment: Please see 'How to purchase shares' in the prospectus.

[ ]      First Eagle Fund of America                (amount)           [ ]  Check
[ ]      First Eagle International Fund             (amount)           [ ]  Wire (call 1-800-451-3623
                                                                       for instructions)

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2. ACCOUNT REGISTRATION - PLEASE PRINT All owners must sign Section 7
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[ ]      INDIVIDUAL OR JOINT ACCOUNT (JOINT OWNERSHIP MEANS 'JOINT TENANTS WITH
RIGHTS OF SURVIVORSHIP' UNLESS OTHERWISE SPECIFIED)

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First Name    Middle Initial    Last Name          Social Security Number (SSN)

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First Name    Middle Initial    Last Name
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[ ]      GIFTS/TRANSFERS TO A MINOR

________________________________As Custodian for________________________________
Name of Custodian (one only)                          Minor's name (one only)
____________________Uniform Gifts/Transfers to Minors Act_______________________
State (minor's or                                       Minor's Social Security
custodian's state of residence)                                   number
Please Note: A minor is the beneficial owner of the account with an adult Custodian managing the account until the minor becomes of age, as specified in the Uniform Gifts/Transfers to Minors Act (UGMA/UTMA). The Custodian's signature is required for all transactions.
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[ ]      TRUST, CORPORATION, PARTNERSHIP, OR OTHER ENTITY

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Exact Trust Title, or Name of Corporation, Partnership   Taxpayer identification
or Organization                                                 number (TIN)

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Trustee Names or Names of Officers or Partners          Date of Trust Agreement,
authorized to act on the account                        or Corporate Resolution
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3. ADDRESS
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Street address                 Apartment No.       City      State      Zip Code

_______________(________)__________________________________________(______)_____
Daytime Phone: (Area code)                    Evening Phone:    (Area Code)

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4. DISTRIBUTION OPTIONS
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Check one - if no box is checked, all dividends and capital gains will be reinvested in additional shares of the Fund.
[ ] Reinvest all dividends and capital gains          [ ] Pay all dividends in
cash and reinvest capital gain
[ ] Pay dividends and capital gains in cash           [ ] Pay capital gains in
cash and reinvest dividends
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5. OPTIONAL SHAREHOLDER PRIVILEGES
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A. TELEPHONE TRANSACTIONS (REDEMPTIONS, EXCHANGES): If specific instructions are not received from the shareholder, either in writing or by telephone, the telephone privilege as described in the prospectus are automatically extended to each account. The shareholder should understand, however, that the Trust and its agents will not be liable for any loss, injury, damage or expense as a result of acting upon instructions communicated by telephone reasonably believed to be genuine. The shareholder agrees to hold the Trust and its agents harmless from any loss, claims or liability arising from its or their compliance with such instructions. A corporation that hereby accepts and does not reject the telephone transaction privilege represents and warrants that it has all necessary corporate authorizations to engage in such redemptions. Proceeds will be sent to the bank account designated in section 6 or mailed to the address of record.
[ ] NO, I/WE DO NOT WISH TO ELECT TELEPHONE PRIVILEGES AS DESCRIBED IN THE PROSPECTUS.
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B. AUTOMATIC INVESTMENT PLAN: Add to your First Eagle Fund automatically and regularly with a $100 minimum requirement. Your bank must be an Automated Clearing House (ACH) member.
I/We would like to establish an Automatic Investment Plan (Plan) as described in the prospectus. I/We agree to reimburse the Fund(s) for any expenses or losses that it (the) may incur in connection with my/our Plan, including any caused by my/our bank's failure to act in accordance with my/our request. If my/our bank makes any erroneous payment or fails to make a payment after shares are purchased on my/our behalf, any such purchase may be canceled and I/we hereby authorize redemptions and/or deductions from my/our account for that purpose. Please have the amounts indicated below withdrawn from my bank account noted in
Section 6 and invested in the fund(s) listed below:

Fund                                        Amount $
[ ] Each month on the 1st                   [ ] Each month on the 15th
[ ] Each month on the 1st and the 15th      [ ] Quarterly on the 1st (Mar., Jun., Sept., Dec.)

Fund                                        Amount $
[ ] Each month on the 1st                   [ ] Each month on the 15th
[ ] Each month on the 1st and the 15th      [ ] Quarterly on the 1st (Mar., Jun., Sept., Dec.)

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6. BANKING INSTRUCTIONS
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For your convenience, you may authorize the First Eagle Funds to transfer money between your bank account and your First Eagle account. This service is available for telephone redemptions, and for the Automatic Investment Plan. Please check with your bank to ensure that they accept Automated Clearing House
(ACH) transactions in the account you are using.

[ ] checking         [ ] savings*          [ ] money market account*
*Debits to this account count toward the maximum number of withdrawals allowed by regulations for this type of account.

Please complete the information below or attach a voided check or deposit slip.

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Bank Name                        Branch Office             Bank Telephone Number

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Account Number                  Bank Routing Number or ABA number (if unknown,
                                please call your bank)

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Name(s) on Bank Account (must be the same as the First Eagle Account)

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Bank Address (do not use P.O. Box)         City      State              Zip Code
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7. SIGNATURE AND TAX CERTIFICATIONS - ALL REGISTERED OWNERS MUST SIGN
APPLICATION
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We must have signatures to process your Application and to certify your taxpayer identification number.

A. TAXPAYER IDENTIFICATION Please note that the IRS only allows one TIN or Social Security Number to be listed on an account. On joint accounts, it is preferred that the primary account owner ( or person listed first on the account list his/her number as requested below. Please check appropriate boxes:

[ ] I AM A U.S. CITIZEN OR A RESIDENT ALIEN. I certify that the number in
Section 2 is my correct tax payer identification number or Social Security number, or that of the minor named in Section 2.

[ ] I AM NOT SUBJECT TO BACKUP WITHHOLDING because I have not been notified by the IRS that I am subject to backup withhholding as a result of a failure to report all interest or dividends or because the IRS has notified me that I am no longer subject to backup withholding.

[ ] AWAITING TIN. I certify that I am waiting for a number to be issued to me. I understand that if I do not provide a TIN to the Fund within 60 days, the Fund is required to commence 31% backup withholding until I provide a certified TIN.

[ ] FOR ORGANIZATIONS AND BUSINESS ENTITIES EXEMPT FROM BACKUP WITHHOLDING: I qualify for exemption and my account(s) will not be subject total reporting and backup withholding.

[ ] CERTIFICATE OF FOREIGN STATUS:. I certify that for dividends, I am not a U.S. citizen or resident alien (or I am filing for a foreign corporation, partnership, estate or trust) and I am an exempt foreign person. I have entered below my complete address in the country where I reside permanently for income-tax purposes only if different from my mailing address listed in Section 2 of this application.

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Street Address                               Apt. #

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Postal Code                       City                                  Country
B. CERTIFICATION:
UNDER THE PENALTIES OF PERJURY, I/WE CERTIFY THAT (1) THE INFORMATION PROVIDED ON THIS APPLICATION IS TRUE AND COMPLETE, (2) I/WE HAVE READ THE PROSPECTUS FOR THE FIRST EAGLE TRUST IN WHICH I AM/WE ARE INVESTING AND AGREE TO THE TERMS THEREOF, AND (3) I/WE HAVE FULL RIGHT, AUTHORITY AND LEGAL CAPACITY AND AM/ARE OF LEGAL AGE IN STATE OF RESIDENCE TO PURCHASE OR REDEEM SHARES OF THE DESIGNATED FUND(S). I/WE HEREBY APPOINT BISYS FUND SERVICES, INC. OR ANY SUCCESSOR TRANSFER AGENT TO RECEIVE DIVIDENDS AND DISTRIBUTIONS FOR AUTOMATIC REINVESTMENT IN ADDITIONAL SHARES AS I/WE HAVE INDICATED ABOVE.

X
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Signature of Individual whose TIN or Social Security No. appears
above                                                                  Date
X
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Signature of Joint Registrant (if applicable)                          Date
X
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Signature & Title of Corporate Officer, Partner, Trustee, Etc.         Date

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8. ACCOUNT REVISION - (if applicable)
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If you are using this application to revise your account registration, a signature guarantee is required above in Section 7.



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